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Exhibit 99.d(3)

                    FLAG INVESTORS EQUITY PARTNERS FUND, INC.

                       AMENDMENT TO SUB-ADVISORY AGREEMENT

         This Amendment is made May 1, 2002 between FLAG INVESTORS EQUITY PARTNERS FUND, INC., a Maryland corporation (the "Fund"), INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation (the "Advisor") and ALEX. BROWN INVESTMENT MANAGEMENT, a limited partnership (the "Sub-Advisor"). This amendment will revise the Sub-Advisory Agreement between FLAG INVESTORS EQUITY PARTNERS FUND, INC., INVESTMENT COMPANY CAPITAL CORP. and ALEX. BROWN INVESTMENT MANAGEMENT dated June 4, 1999.

         WHEREAS, the parties wish to amend the Sub-Advisory Agreement; and

         NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

Paragraph One of Section 8. Compensation. is amended to add the following sentence at the end of the paragraph:

                Fees payable to the Sub-Advisor by the Advisor will be reduced to an annual rate of 30 basis points of the aggregate net assets of the Flag Investors Communications Fund, Flag Investors Equity Partners Fund and Flag Investors Value Builder Fund that exceed $3.75 billion.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above

[SEAL]            FLAG INVESTORS EQUITY PARTNERS FUND, INC.

                           By: /s/ Amy M. Olmert
                               -------------------------------
                           Name:  Amy M. Olmert
                           Title: Secretary


[SEAL]            INVESTMENT COMPANY CAPITAL CORP.

                           By: /s/ Richard T. Hale
                               -------------------------------
                           Name:  Richard T. Hale
                           Title: President


[SEAL]            ALEX. BROWN INVESTMENT MANAGEMENT

                           By: /s/ Bruce E. Behrens
                               -------------------------------
                           Name:  Bruce E. Behrens
                           Title: Vice President and Principal